UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2014

KELLY SERVICES, INC.

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(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
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(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

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(Address of principal executive offices)

(Zip Code)

(248) 362-4444

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2014, Kelly Services, Inc. (“the Company”) issued a press release announcing the election of Robert S. Cubbin to the Board of Directors of the Company effective August 1, 2014.

Mr. Cubbin, age 56, is expected to be appointed to the Audit and Compensation Committees of the Company’s Board of Directors.  He has been a director of Meadowbrook Insurance Group, Inc. (“Meadowbrook”) since 1995 and was appointed their President and Chief Executive Officer in 2002. He also serves as Chairman of the Board of Directors and President of the following Meadowbrook subsidiaries: Star Insurance Company, Savers Property & Casualty Insurance Company, Williamsburg National Insurance Company and Ameritrust Insurance Corporation; and Chairman of the Board of Directors of Century Surety Company and ProCentury Insurance Company.  He is also President of Meadowbrook, Inc. In addition, he serves on the Board of Directors for First Merit Corporation where he is a member of the Audit Committee.  Mr. Cubbin is also a member of the Board of Directors of Business Leaders for Michigan, a private non-profit executive leadership organization.  He has extensive legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance and claims experience.

A copy of the press release announcing this election is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

      99.1 Press Release dated August 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: August 1, 2014

/s/ James M. Polehna
James J. Polehna
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 1, 2014

4